Exhibit 23.1

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of AOL Inc. on Form S-8 pertaining to the Amended and Restated AOL Inc. 2010 Stock Incentive Plan of our report dated March 2, 2010, with respect to the consolidated financial statements and schedule of AOL Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

May 21, 2010